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                                  December 12, 1996




Apex PC Solutions, Inc.
20031 - 142nd Ave. N.E.
Woodinville, WA  98072

Ladies and Gentlemen:

    We have acted as counsel to Apex PC Solutions, Inc., a Washington corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,025,000 shares of Common Stock of the Company (the "Shares") on a registration statement on Form SB-2 filed on December 12, 1996 with the Securities and Exchange Commission (the "Registration Statement"). 3,500,000 of the Shares will be issued and sold by the Company (the "Company Shares"), and 525,000 of the Shares will be sold by certain selling shareholders (the "Selling Shareholder Shares"), in each case pursuant to an Underwriting Agreement, the form of which is attached as Exhibit
1.1 to the Registration Statement.

    We have examined the Registration Statement, the Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In rendering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of

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Apex PC Solutions, Inc.
December 12, 1996
Page 2

this opinion letter of the information contained in such documents, certificates and records.

    Subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, in the case of the Company Shares, when issued and delivered by the Company and paid for by the underwriters in accordance with the Underwriting Agreement, and, in the case of the Selling Shareholder Shares, when delivered by the selling shareholders and paid for by the underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

    We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act.

                        Very truly yours,

                        DAVIS WRIGHT TREMAINE LLP

                        /s/ Davis Wright Tremaine LLP